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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fleet Financial Group, Inc.:

     We consent to the use of our report incorporated by reference in the Fleet Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1994 which is incorporated by reference herein and to the reference to our Firm under the heading "Experts" in the joint proxy statement-prospectus. Our report refers to a change in the method of accounting for investments.

KPMG PEAT MARWICK LLP
Providence, Rhode Island
April 28, 1995